                          FIRST SUPPLEMENTAL INDENTURE

                                       to

                                    INDENTURE
                            dated as of June 29, 1998

                                      among

                            FEDERAL-MOGUL CORPORATION

                                   as Issuer,

                  THE GUARANTORS PARTY HERETO FROM TIME TO TIME

                                  as Guarantors

                                       and

                              THE BANK OF NEW YORK

                                   as Trustee





                            Dated as of June 30, 1998




                                 $1,000,000,000
                          7 1/2% Notes due July 1, 2004
                          7 3/4% Notes due July 1, 2006
                          7 7/8% Notes due July 1, 2010

     FIRST SUPPLEMENTAL INDENTURE, dated as of June 30, 1998 among Federal-Mogul Corporation, a Michigan corporation, as issuer (the "Company"), the companies listed on the signature pages hereto that are subsidiaries of the Company (the "Guarantors") and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

                                    RECITALS

     The Company and the Guarantors have duly executed and delivered an Indenture (as such may be amended, supplemented or modified from time to time, the "Indenture") dated as of June 29, 1998, providing for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness ("Securities") to be issued in one or more series.

     The Company has authorized the issuance of three separate series of Securities designated as the Company's 7 1/2% Notes due July 1, 2004 (the "7 1/2% Notes"), 7 3/4 Notes due July 1, 2006 (the "7 3/4% Notes")and 7 7/8% Notes due July 1, 2010 (the "7 7/8% Notes," together with the 7 1/2% Notes and the 7 3/4% Notes, the "Notes"), respectively, in the aggregate principal amount of $250,000,000 in the case of the 7 1/2% Notes, $400,000,000 in the case of the 7 3/4% Notes, and $350,000,000 in the case of the 7 7/8% Notes, each series to be guaranteed by each of the Guarantors, on the terms set forth herein.

     Section 8.1 of the Indenture provides that the Company, the Guarantors and the Trustee may at any time and from time to time enter into one or more indentures supplemental to the Indenture to establish, among other things, the form and terms of Securities of any series as permitted by Section 3.1 of the Indenture.

     All things necessary to make this First Supplemental Indenture a valid agreement of the Company and the Guarantors, in accordance with its terms, have been done.

     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the Holders of the Notes:


                                    ARTICLE 1

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     Section 1.1. Definitions. (a) For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

     1. the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

     2. all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

     3. all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles; and

     4. the words "herein", "hereof" and "hereunder" and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

     "Attributable Debt," when used in connection with a Sale and Lease-Back Transaction, shall mean, as of any particular time, the lesser of (i) the fair value (as determined by the Board of Directors) of the property subject to such arrangement and (ii) the then present value (computed by discounting at the Composite Rate) of the obligation of a lessee for net rental payments during the remaining term of any lease in respect of such property (including any period for which such lease has been extended or may, at the option of the lessor, be extended). The terms "net rental payments" under any lease for any period shall mean the sum of the rental payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges.

     "Composite Rate" means, as of any particular time, the rate of interest, per annum, compounded semiannually, equal to the sum of the rates of interest borne by each of the Securities outstanding under this Supplemental Indenture, as specified on the face of each of the Securities.

     "Consolidated Assets" means the Company's assets, determined in accordance with GAAP and consolidated for financial reporting purposes in accordance with GAAP, such assets to be valued at book value.

     "DTC" means The Depositary Trust Company.

     "Funded Indebtedness" means all Indebtedness of the Company and its Restricted Subsidiaries maturing by its terms more than one year after, or which is renewable or extendable at the option of the Company for a period ending more than one year after, the date as of which Funded Indebtedness is being determined.

     "GAAP" means such accounting principles as are generally accepted in the United States at the date of the Indenture.

     "Indebtedness" means, without duplication, (i) all obligations in respect of borrowed money or for the deferred purchase or acquisition price of property (including all types of real, personal, tangible, intangible or mixed property) or services (excluding trade accounts payable, deferred taxes and accrued liabilities which arise in the ordinary course of business) which are, in accordance with GAAP, includible as a liability on a balance sheet consolidated for financial reporting purposes in accordance with GAAP, (ii) all amounts representing the capitalization of rental obligations in accordance with GAAP, and (iii) all Contingent Obligations with respect to the foregoing; for purposes of clause (iii), "Contingent Obligation" means, as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other

Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primary for the purpose of assuring the beneficiary of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the beneficiary of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include the endorsement of instruments for deposit or collection in the ordinary course of business. The term "Contingent Obligation" shall also include the liability of a general partner in respect of the primary obligations of a partnership in which it is a general partner. The amount of any Contingent Obligation of a Person shall be deemed to be an amount equal to the principal amount of the primary obligation in respect to which such Contingent Obligation is made.

     "Issue Date" means the date of the original issuance of the Notes.

     "Principal Property" shall mean the principal manufacturing facilities owned by the Company or a Restricted Subsidiary located in the United States, except such as the Board of Directors, in its good faith opinion, reasonably determines is not significant to the business, financial condition and earnings of the Company and its consolidated Subsidiaries taken as a whole, as evidenced by a Board resolution, and except for (i) any and all personal property including, without limitation, (a) motor vehicles and other rolling stock, and
(b) office furnishings and equipment and information and electronic data processing equipment, (ii) any property financed through obligations issued by state, territory or possession of the United States, or any political subdivision or instrumentality of the foregoing, or (iii) any real property held for development or sale.

     "Restricted Subsidiary" means any consolidated Subsidiary that owns any Principal Property.

     "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

     "Senior Credit Agreement" means the Second Amended and Restated Credit Agreement among Federal-Mogul Corporation, The Chase Manhattan Bank as Agent and the lenders thereunder, dated as of December 18, 1997, as amended.

     Section 1.2. Headings. The Article and Section headings herein are for convenience only and shall not affect the constriction hereof.

     Section 1.3. Successors and Assigns. This First Supplemental Indenture shall be binding upon the Company and the Guarantors and their respective successors and assigns and shall inure to the benefit of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in the Indenture and this First Supplemental Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the conditions of the Indenture. This First Supplemental Indenture shall be binding upon the Trustee and its successors and assigns.

     Section 1.4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

     Section 1.5. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     Section 1.6. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts and by telecopier, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.


                                    ARTICLE 2

              SCOPE AND TERMS OF THIS FIRST SUPPLEMENTAL INDENTURE

     Section 2.1. Scope. (a) The changes, modifications and supplements to the Indenture effected by this First Supplemental Indenture shall only be applicable with respect to, and govern the terms of, the Notes issued by the Company and guaranteed by the Guarantors, which shall be limited in original aggregate principal amount to $250,000,000, in the case of the 7 1/2% Notes, $400,000,000, in the case of the 7 3/4% Notes, and $350,000,000, in the case of the 7 7/8% Notes, and shall not apply to any other Securities that may be issued under the Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements.

     (b) Pursuant to this First Supplemental Indenture, there is hereby created and designated three series of Securities under the Indenture entitled 7 1/2% Notes due July 1, 2004, 7 3/4% Notes due July 1, 2006 and 7 7/8% Notes due July 1, 2010. The 7 1/2% Notes, the 7 3/4% Notes and the 7 7/8% Notes shall be in the forms of Exhibits A-1, A-2 and A-3 hereto, respectively. The Notes shall be guaranteed by each of the Guarantors as provided in such form and in the Indenture. The Notes shall be issuable as Registered Securities and shall bear interest as provided in Exhibits A-1, A-2 and A-3 hereto.

     2.2. Terms of the 7 1/2% Notes. The 7 1/2% Notes shall have a Stated Maturity of July 1, 2004. The 7 1/2% Notes shall be issued in denominations of $1,000 and integral multiples of $1,000. The 7 1/2% Notes shall bear interest from the Issue Date; the Interest

Payment Dates for the 7 1/2% Notes shall be July 1 and January 1 of each year, commencing January 1, 1999, and the Regular Record Dates with respect to such Interest Payment Dates shall be the preceding June 15 and December 15, respectively. The 7 1/2% Notes shall be redeemable as provided in the form of 7 1/2% Notes attached hereto as Exhibit A-1. The defeasance and covenant defeasance provisions of Article 4 of the Indenture shall be applicable to the 7 1/2% Notes. The covenants in Article 3 of this First Supplemental Indenture shall be subject to covenant defeasance as provided in Section 4.5 of the Indenture.

     2.3. Terms of the 7 3/4% Notes. The 7 3/4% Notes shall have a Stated Maturity of July 1, 2006. The 7 3/4% Notes shall be issued in denominations of $1,000 and integral multiples of $1,000. The 7 3/4% Notes shall bear interest from the Issue Date; the Interest Payment Dates for the 7 3/4% Notes shall be July 1 and January 1 of each year, commencing January 1, 1999, and the Regular Record Dates with respect to such Interest Payment Dates shall be the preceding June 15 and December 15, respectively. The 7 3/4% Notes shall be redeemable as provided in the form of 7 3/4% Notes attached hereto as Exhibit A-2. The defeasance and covenant defeasance provisions of Article 4 of the Indenture shall be applicable to the 7 3/4% Notes. The covenants in Article 3 of this First Supplemental Indenture shall be subject to covenant defeasance as provided in Section 4.5 of the Indenture.

     2.4. Terms of the 7 7/8% Notes. The 7 7/8% Notes shall have a Stated Maturity of July 1, 2010. The 7 7/8% Notes shall be issued in denominations of $1,000 and integral multiples of $1,000. The 7 7/8% Notes shall bear interest from the Issue Date; the Interest Payment Dates for the 7 7/8% Notes shall be July 1 and January 31 of each year, commencing January 1, 1999, and the Regular Record Dates with respect to such Interest Payment Dates shall be the preceding June 15 and December 15, respectively. The 7 7/8% Notes shall be redeemable as provided in the form of 7 7/8% Notes attached hereto as Exhibit A-3. The defeasance and covenant defeasance provisions of Article 4 of the Indenture shall be applicable to the 7 7/8% Notes. The covenants in Article 3 of this First Supplemental Indenture shall be subject to covenant defeasance as provided in Section 4.5 of the Indenture.

     2.5. Payment of Principal and Interest. Principal and interest on the Notes will be payable, the transfer of the Notes will be registrable and the Notes may be presented for exchange at the office or agency of the Company maintained for such purpose (which will initially be at the corporate trust office of the Trustee located at c/o The Bank of New York, 101 Barclay Street, New York, New York 10286). So long as the Notes are represented by Global Notes, the interest payable on the Notes will be paid to Cede & Co., the nominee of the Depositary, or its registered assigns as the registered owner of such Global Notes, by wire transfer of immediately available funds on each applicable Interest Payment Date. If any of the Notes are no longer represented by a Global Note, payment of interest may, at the option of the Company, be made by check mailed to the address of the person entitled thereto. No service change will be made for any transfer of exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                                    ARTICLE 3

                                    COVENANTS

     Section 3.1. Limitation on Liens. So long as the Notes shall be Outstanding, the Company will not create or assume, and will not permit any Restricted Subsidiary to create or assume, any notes, bonds, debentures or other similar evidences of Indebtedness secured by any mortgage, pledge, security interest or lien (any such mortgage, pledge, security interest or lien being referred to herein as a "Mortgage" or "Mortgages") of or upon any Principal Property owned by the Company or by any Restricted Subsidiary or on shares of capital stock or evidence of Indebtedness of any Restricted Subsidiary, whether owned at the date of the Indenture or thereafter acquired, without making effective provision, and the Company in such case will make or cause to be made effective provision, whereby all Notes (together with, if the Company shall so determine, any other Indebtedness of the Company or such Restricted Subsidiary, whether then existing or thereafter created which is not subordinated to the Notes) shall be secured by such a Mortgage equally and ratably with (or prior
to) any and all other Indebtedness thereby secured, so long as such Indebtedness shall be so secured; provided, however, that the foregoing shall not apply to any of the following:

          (i)  Mortgages  on  any  Principal   Property,   shares  of  stock  of
     Indebtedness of any corporation existing at the time such corporation becomes a Subsidiary;

          (ii) Mortgages on any Principal Property, shares of stock or Indebtedness acquired, constructed or improved by the Company or any Restricted Subsidiary after the date of the Indenture which are created or assumed prior to, or contemporaneously with, such acquisition, construction or improvement or within 365 days after the acquisition, completion of construction or improvement or commencement of commercial operation of such property, to secure or provide for the payment of all or any part of the purchase price or the cost of such construction or improvement thereof, or, in addition to Mortgages contemplated by clause (iii) below, Mortgages on any Principal Property, shares of stock or Indebtedness existing at the time of acquisition thereof (including acquisition through merger or consolidation);

          (iii) Mortgages on any Principal Property or shares of stock or Indebtedness acquired from a corporation which is merged with or into the Company or a Restricted Subsidiary;

          (iv)  Mortgages  on  any  Principal  Property,   shares  of  stock  or
     Indebtedness to secure Indebtedness to the Company or to a Restricted Subsidiary;

          (v) Mortgages on any Principal Property, shares of stock or Indebtedness in favor of the United States of America or any State thereof or The Commonwealth of Puerto Rico, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof or The Commonwealth of Puerto Rico, to secure partial, progress, advance or other payments, or to secure any Indebtedness incurred for the purpose of financing all or any part of the cost of acquiring, constructing or improving any Principal Property, shares of stock or Indebtedness subject to such

     Mortgages (including Mortgages incurred in connection with pollution control, industrial revenue, Title XI maritime financings or similar financings), or other Mortgages in connection with the issuance of tax-exempt industrial revenue bonds;

          (vi) Mortgages existing as of the date of the Indenture;

          (vii) Mortgages for taxes, assessments or other government charges, the validity of which is being contested in good faith by appropriate proceedings and materialmen's, mechanics' and other like Mortgages, or deposits to obtain the release of such Mortgages;

          (viii) Mortgages created or deposits made to secure the payment of workers' compensation claims or the performance of, or in connection with, tenders, bids, leases, public or statutory obligations, surety and appeal bonds, contracts, performance and return-of-money bonds or to secure (or in lieu of) surety or appeal bonds and Mortgages made in the ordinary course of business for similar purposes; and

          (ix) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Mortgage referred to in the foregoing clauses (i) to (viii), inclusive; provided, however, that such extension, renewal or replacement shall be limited to all or a part of the property, shares of stock or Indebtedness which secured the Mortgage so extended, renewed or replaced (plus improvements on such property).

     Notwithstanding the foregoing, the Company or any Restricted Subsidiary may create or assume Mortgages in addition to those permitted by the immediately preceding paragraph, and renew, extend or create such Mortgages, provided, that at the time of such creation, assumption, renewal or replacement, and after giving effect thereto, the aggregate amount of all Indebtedness so secured by such a Mortgage as provided above (not including Indebtedness excluded as provided in clauses (i) through (ix) of the immediately preceding paragraph), plus all Attributable Debt of the Company and its Restricted Subsidiaries in respect of Sale and Lease-Back Transactions (defined in Section 3.2 below) which would not be permitted by either clause (i) or (ii) of the first paragraph under
Section 3.2 below, would not exceed 20% of Consolidated Assets.

     Section 3.2. Limitation on Sale and Lease-Back Transactions. So long as the Notes shall be Outstanding, the Company will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any Person (other than the Company or any Restricted Subsidiary) providing for the leasing by the Company or a Restricted Subsidiary of any Principal Property owned by the Company or such Restricted Subsidiary (except for leases for a term of not more than three years), which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such person on the security of such Principal Property more than 365 days after the acquisition thereof or the completion of construction and commencement of full operation thereof (a "Sale and Lease-Back Transaction"), unless either (i) the Company or such Restricted Subsidiary would be entitled pursuant to Section 3.1 to incur Indebtedness secured by a Mortgage on the Principal Property to be leased back equal in amount to the Attributable Debt with respect to such Sale and Lease-Back Transaction without equally and ratably securing the Notes, or (ii) the Company shall, and in any such case the Company covenants that it will, apply or cause to be applied an amount equal to the greater of the net proceeds or the fair value (as determined by the Board of Directors of the Company) of the property so sold to the purchase of Principal Property or to the retirement (other than any mandatory retirement), within 365 days of the effective date of any such Sale and Lease-Back Transaction, of Notes or other Funded Indebtedness; provided, however, that any such retirement of Notes shall be made in accordance with the Indenture; and provided, further, that the amount to be applied to such retirement of Notes or other Funded Indebtedness shall be reduced by an amount equal to the sum of (a) an amount equal to the principal amount of any Notes delivered within 365 days after the effective date of such Sale and Lease-Back Transaction to the Trustee for retirement and cancellation, and (b) the principal amount of other Funded Indebtedness voluntarily retired by the Company within such 365-day period, excluding, in each case, retirements pursuant to mandatory sinking fund or prepayment provisions and payments at Maturity.

          Notwithstanding the foregoing,

          (i) the Company or any Restricted Subsidiary may enter into Sale and Lease-Back Transactions in addition to any permitted by the immediately preceding paragraph and without any obligation to retire any Notes or other Indebtedness; provided, that at the time of entering into such Sale and Lease-Back Transaction and after giving effect thereto, Attributable Debt resulting from such Sale and Lease-Back Transaction, plus the aggregate amount of all Indebtedness secured by a Mortgage (not including Indebtedness excluded as provided in clauses (i) through (ix) under Section
     3.1 above), does not exceed 20% of Consolidated Assets; and

          (ii) the Company or any Restricted Subsidiary may, at any time, enter into a Sale and Lease-Back Transaction with respect to any or all of the following properties: its plant located in Mooresville, Indiana and its Precision Forged Products Division facilities located in Gallipolis, Ohio; Plymouth, Michigan; and Romulus, Michigan.


                                    ARTICLE 4

                               BOOK-ENTRY SECURITY

     Section 4.1. The Notes will be Registered Securities represented by one or more securities in global form that will be deposited with, or on behalf of, DTC in its capacity as Depositary and registered in the name of Cede & Co., the nominee of DTC. Unless and until exchanged in whole or in part for a certificate issued in definitive registered form, the global security or securities may not be transferred except as a whole (i) by DTC to a nominee of DTC, (ii) by a nominee of DTC to DTC or another nominee of DTC or (iii) by DTC or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

                                 FEDERAL-MOGUL CORPORATION

                                 by:  -----------------------------------
                                      Name:
                                      Title:

                                 FEDERAL-MOGUL DUTCH HOLDINGS INC.,
                                 as Guarantor

                                 by:  -----------------------------------
                                      Name:
                                      Title:

                                 FEDERAL-MOGUL GLOBAL INC., as Guarantor

                                 by:  -----------------------------------
                                      Name:
                                      Title:

                                 FEDERAL-MOGUL U.K. HOLDINGS INC.,
                                 as Guarantor

                                 by:  -----------------------------------
                                      Name:
                                      Title:

                                 CARTER AUTOMOTIVE COMPANY, INC.,
                                 as Guarantor

                                 by:  -----------------------------------
                                      Name:
                                      Title:

                                 FEDERAL MOGUL VENTURE CORPORATION,
                                 as Guarantor

                                 by:  -----------------------------------
                                      Name:
                                      Title:

                                 FEDERAL-MOGUL WORLD WIDE, INC.,
                                 as Guarantor

                                 by:  -----------------------------------
                                      Name:
                                      Title:

                                 FEDERAL-MOGUL GLOBAL PROPERTIES, INC.,
                                 as Guarantor

                                 by:  -----------------------------------
                                      Name:
                                      Title:

                                 FELT PRODUCTS MFG. CO., as Guarantor

                                 by:  -----------------------------------
                                      Name:
                                      Title:

                                 FEL-PRO MANAGEMENT CO., as Guarantor

                                 by:  -----------------------------------
                                      Name:
                                      Title:

                                 FEL-PRO CHEMICAL PRODUCTS L.P.,
                                 as Guarantor

                                 by:  FEL-PRO MANAGEMENT CO., as General Partner

                                      by:  ------------------------------
                                           Name:
                                           Title:

                                 THE BANK OF NEW YORK, as Trustee

                                 by:  -----------------------------------
                                      Name:
                                      Title: